AMENDED AND RESTATED
FARGO ELECTRONICS, INC.
1998 STOCK OPTION AND GRANT PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

    The name of the plan is the Fargo Electronics, Inc. 1998 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants, advisors, and other key persons of Fargo Electronics, Inc. (the "Company") and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    The following terms shall be defined as set forth below:

    "Act" means the Securities Exchange Act of 1934, as amended.

    "Award" or "Awards, "except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards and Unrestricted Stock Awards.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

    "Committee" has the meaning specified in Section 2.

    "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 13.

    "Fair Market Value" of the Stock on any given date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) means (i) the average of the reported high and low sale prices of the Stock if the Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; or (ii) if the Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (iii) if the Stock is not so listed or reported, or if there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, such price as the Committee determines in good faith in the exercise of its reasonable discretion with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations.

    "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code. "Independent Director" means a member of the Board who is not an employee or officer of the Company or any Subsidiary.

    "Initial Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Stock to the public. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

    "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

    "Restricted Stock Award" means any Award granted pursuant to Section 6.

    "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

    "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

    "Unrestricted Stock Award" means any Award granted pursuant to Section 7.

SECTION 2.  ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

    (a)  Committee.  The Plan shall be administered by the Board of Directors of the Company, or at the discretion of the Board, by a committee of the Board of not less than two Independent Directors. On and after the date the Company becomes subject to the Act, each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3(a)(3) and, if the Board so determines in its sole discretion, shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. All references herein to the "Committee" shall be deemed to refer to the entity then responsible for administration of this Plan at the relevant time (i.e., either the Board of Directors or a committee of the Board, as applicable).

    (b)  Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

       (i) to select the officers, employees, Independent Directors, consultants, advisors and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

      (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards and Unrestricted Stock Awards or any combination of the foregoing, granted to any one or more participants;

      (iii) to determine the number of shares of Stock to be covered by any Award;

      (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

      (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

      (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

     (vii) subject to the provisions of Section 5(a)(iii), to extend at any time the period in which Stock Options may be exercised;

     (viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

      (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

    All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

    (c)  Delegation of Authority to Grant Awards.  The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

    (a)  Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan at any time is equal to twelve percent (12%) of the Stock of the Company outstanding at the time of determination, including all shares of Stock issuable upon the exercise of any conversion or exchange rights contained in any security convertible into or exchangeable for shares of Stock; provided, that without limiting the foregoing but subject to adjustment as provided in Section 3(b) of the Plan, the maximum number of shares of Stock that will be available for issuance upon exercise of Incentive Stock Options is 1,200,000. Notwithstanding any other provisions of the Plan to the contrary, no participant in the Plan may be granted any Awards with respect to more than 200,000 shares of Stock in the aggregate in any fiscal year of the Company (subject to adjustment as provided in Section 3(b) of the Plan); provided, however, that a participant who is first appointed or elected as an officer, hired as an employee or retained as a consultant by the Company or who receives a promotion that results in an increase in responsibilities or duties may be granted, during the fiscal year of such appointment, election, hiring, retention or promotion, Awards relating to up to 400,000 shares of Stock (subject to adjustment as provided in Section 3(b) of the Plan). For purposes of the foregoing limitations, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

    (b)  Recapitalization.  If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company or any successor company, or additional shares or new or different shares or other securities of the Company or any successor Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options or other Awards under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options or other Awards remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

    The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

    (c)  Mergers and Other Transactions.  In the case of (i) a merger or consolidation of the Company with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by shareholders of the Company immediately prior to such event), (ii) the sale or transfer of all or substantially all of the properties and assets of the Company and its subsidiaries (iii) any purchase by any party (or group of affiliated parties) other than an Investor (as defined in that certain Stockholders' Agreement dated as of February 18, 1998) of shares of capital stock of the Company (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, so long as, in each case, the holders of all outstanding shares of the Company's Series A 8% Redeemable Preferred Stock and Convertible Participating Preferred Stock shall have received prior to such event or in connection therewith full payment in respect of such shares in accordance with the terms thereof or (iv) a change in the composition of the Board such that the Continuity Directors (defined below) cease for any reason to constitute at least a majority of the Board (in each case, a "Transaction"), all unvested Options and other Awards which are not vested as of the effective date of such Transaction shall become vested as of such effective date, except as the Committee may otherwise specify with respect to particular Awards. Upon the effectiveness of the Transaction, the Plan and all outstanding Options and other Awards granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards of new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Options and other Awards held by such optionee which are then exercisable or become exercisable upon the effectiveness of the Transaction. For purposes of this Section 3, "Continuity Directors" of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

    (d)  Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

    (e)  Limitation on Change in Control Payments.  Notwithstanding anything in this Section 3 to the contrary, if, with respect to a participant, the acceleration of the exercisability of an Option as provided in this Section 3, together with any other "payments" that such participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such participant pursuant to this Section 3 will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 3(e) will not apply, and any "payments" to a participant pursuant to Section 3(c) will be treated as "payments" arising under such separate agreement.

SECTION 4.  ELIGIBILITY

    Participants in the Plan will be such officers and other employees, Independent Directors, consultants, advisors and other key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5.  STOCK OPTIONS

    Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

    Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(t) of the Code. Non-Qualified Stock Options may be granted to officers, employees, Independent Directors, advisors, consultants and other key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after February 17, 2008.

    (a)  Terms of Stock Options.  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      (i)  Exercise Price.  The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but in the case of Incentive Stock Options shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date. The exercise price per share under a Non-Qualified Stock Option will not be less than 85% of the Fair Market Value of one share of Stock on the date of grant.

      (ii)  Grant of Discount Options in Lieu of Cash Compensation.  The Committee is authorized to establish, from time to time, a plan permitting participants to elect to receive a Non-Qualified Stock Option in lieu of any cash bonus or other compensation to which such participant may become entitled. The exercise price per share shall be determined by the Committee. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash compensation by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per share of the Stock Option. The Stock Option shall be granted for a whole number of shares so determined; the value of any fractional share shall be paid in cash.

      (iii)  Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

      (iv)  Exercisability Rights of a Stockholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash compensation shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

      (v)  Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods; provided, however, that the methods set forth in subsections (B) and (C) below shall become available only after the closing of the Initial Public Offering:

        (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

        (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

        (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

        (D) By the optionee delivering to the Company a secured promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of the optionee's Stock Option.

  Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

      (vi)  Termination.  Unless otherwise provided in the option agreement or determined by the Committee, upon the optionee's termination of employment (or other business relationship) with the Company and its Subsidiaries, the optionee's rights in the optionee's Stock Options shall automatically terminate.

      (vii)  Annual Limit on Incentive Stock Options.  To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

    (b)  Reload Options.  At the discretion of the Committee, Options granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(v)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

    (c)  Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, Non- Qualified Stock Options to members of the optionee's immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners; or to charitable organizations; provided, however, that the transferee agrees in writing to be bound by the terms and conditions of this Plan and the applicable Option Agreement.

SECTION 6.  RESTRICTED STOCK AWARDS

    (a)  Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the recipient executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and participants.

    (b)  Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below and the participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

    (c)  Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, or upon such other events as may be stated in the instrument evidencing the Restricted Stock Award, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant restricted stock agreement, to repurchase same or all of the shares of Stock subject to the Award at such purchase price as shall be set forth in such instrument.

    (d)  Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

    (e)  Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  UNRESTRICTED STOCK AWARDS

    (a)  Grant or Sale of Unrestricted Stock.  The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any participant, pursuant to which such participant may receive shares of Stock free of any vesting restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

    (b)  Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon the request of a participant and with the consent of the Committee, each such participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such participant in the form of shares of Unrestricted Stock either currently or on a deferred basis.

    (c)  Restrictions on Transfers.  The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.  TAX WITHHOLDING

    (a)  Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

    (b)  Payment in Stock.  Subject to approval by the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 9.  TRASFER, LEAVE OF ABSENCE, ETC.

    For purposes of the Plan, the following events shall not be deemed a termination of employment:

    (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

    (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 10.  AMENDMENTS AND TERMINATION

    The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose), but no such action shall adversely affect rights under any outstanding Award without the holder's consent. No amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval is then required to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to satisfy the rules of any stock exchange, Nasdaq or similar regulatory body.

SECTION 11.  STATUS OF PLAN

    With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.  GENERAL PROVISIONS

    (a)  No Distribution Compliance with Legal Requirements.  The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

    No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

    (b)  Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 13.  EFFECTIVE DATE OF PLAN

    This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 14.  GOVERNING LAW

    This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.

Adopted and Effective: February 18, 1998

Amended: May 25, 1999

Amended and Restated: January   , 2000